Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-25-16

THE GEO GROUP REPORTS SECOND QUARTER 2025 RESULTS

AND ANNOUNCES $300 MILLION SHARE REPURCHASE PROGRAM

Boca Raton, Fla. – August 6, 2025 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of contracted support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported its financial results for the second quarter 2025 and announced that its Board of Directors has authorized a $300 million share repurchase program.

Second Quarter 2025 Highlights

•	Total revenues of $636.2 million

•	Net Income of $29.1 million

•	Net Income Attributable to GEO of $0.21 per diluted share

•	Adjusted EBITDA of $118.6 million

For the second quarter 2025, we reported net income attributable to GEO of $29.1 million, or $0.21 per diluted share, compared to a net loss attributable to GEO of $32.5 million, or $0.25 per diluted share, for the second quarter 2024. Second quarter 2025 results reflect $0.6 million, pre-tax, in costs associated with the extinguishment of debt, compared to $82.3 million, pre-tax, in costs associated with the extinguishment of debt for the second quarter 2024. Excluding unusual and/or nonrecurring items, we reported adjusted net income for the second quarter 2025 of $30.7 million, or $0.22 per diluted share, compared to $30.1 million, or $0.23 per diluted share, for the second quarter 2024.

We reported total revenues for the second quarter 2025 of $636.2 million compared to $607.2 million for the second quarter 2024. We reported second quarter 2025 Adjusted EBITDA of $118.6 million, compared to $119.3 million for the second quarter 2024.

George C. Zoley, Executive Chairman of GEO, said, “We are very pleased with our strong second quarter results, and the significant progress we have made towards meeting our growth and strategic objectives. All our efforts are aimed at placing GEO in the best competitive position possible to pursue what we believe to be unprecedented growth opportunities. Given the intrinsic value of our owned real estate assets, as evidenced by the recent $312 million sale of our Lawon, Oklahoma Facility, and the unprecedented growth opportunities in front of us, we believe strongly that our current equity valuation offers an attractive opportunity for investors. To capitalize on this unique opportunity to enhance long-term shareholder value, our Board of Directors has authorized a $300 million share repurchase program. Our focus as a management team remains on enhancing value for our shareholders through the disciplined allocation of capital.”

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

First Six Months 2025 Highlights

•	Total revenues of $1.24 billion

•	Net Income of $48.6 million

•	Net Income Attributable to GEO of $0.35 per diluted share

•	Adjusted EBITDA of $218.4 million

For the first six months of 2025, we reported net income attributable to GEO of $48.7 million, or $0.35 per diluted share, compared to a net loss attributable to GEO of $9.8 million, or $0.08 per diluted share, for the first six months of 2024. Results for the first six months of 2025 reflect $0.6 million, pre-tax, in costs associated with the extinguishment of debt, compared to $82.4 million, pre-tax, in costs associated with the extinguishment of debt for the first six months of 2024. Excluding unusual and/or nonrecurring items, we reported adjusted net income for the first six months of 2025 of $50.3 million, or $0.36 per diluted share, compared to $53.8 million, or $0.43 per diluted share, for the first six months of 2024.

We reported total revenues for the first six months of 2025 of $1.24 billion compared to $1.21 billion for the first six months of 2024. We reported Adjusted EBITDA for the first six months of 2025 of $218.4 billion, compared to $236.9 million for the first six months of 2024.

Share Repurchase Program

On August 4, 2025, our Board of Directors approved a share repurchase program authorizing GEO to repurchase up to $300 million of our Company’s common stock. Repurchases of GEO’s outstanding common stock will be made in accordance with applicable securities laws and may be made at our senior management’s discretion from time to time in the open market, by block purchase, through privately negotiated transactions, pursuant to a trading plan, or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The authorization for the share repurchase program expires on June 30, 2028, and may be extended, increased, decreased, suspended or terminated by our Board of Directors in its discretion at any time. Repurchases of the Company’s common stock (and the timing thereof) will depend upon market conditions, regulatory requirements, the Company’s existing obligations, including its Credit Agreement, other corporate liquidity requirements and priorities and other factors as may be considered in the Company’s sole discretion. The authorization for the share repurchase program does not obligate GEO to purchase any particular amount of the Company’s common stock.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Recent Developments

On February 27, 2025, we announced a 15-year contract with U.S. Immigration and Customs Enforcement (“ICE”) to provide support services for the establishment of a federal immigration processing center at the company-owned, 1,000-bed Delaney Hall Facility (“Delaney Hall”) in Newark, New Jersey. At full occupancy, the support services contract for Delaney Hall would be expected to generate in excess of $60 million in annualized revenues for GEO, with margins consistent with GEO’s company-owned Secure Services facilities. Delaney Hall began intake of ICE detainees in the second quarter 2025 and remains in the process of ramping up.

On March 20, 2025, we announced a letter contract with ICE for the activation of a federal immigration processing center at the GEO-owned, 1,800-bed North Lake Facility (the “North Lake Facility”) in Baldwin, Michigan. GEO and ICE have finalized and executed a two-year support services contract for the North Lake Facility, effective July 18, 2025. Based on the scope of services and term of the contract, the North Lake Facility is expected to generate in excess of $85 million in annualized revenues at full occupancy, with margins consistent with GEO’s company-owned Secure Services facilities. The North Lake Facility has begun intake of ICE detainees, and we expect it to gradually ramp up during the third and fourth quarters of 2025.

On June 9, 2025, we announced the activation of our company-owned, 1,868-bed D. Ray James Facility (the “D. Ray James Facility”) in Georgia under a contract modification to the existing intergovernmental service agreement that is in place for our company-owned, 1,118-bed Folkston ICE Processing Center, thus creating a 2,986-bed facility complex. Under the modified agreement, the D. Ray James Facility is expected to generate approximately $66 million in incremental annualized revenues at full occupancy, with margins consistent with GEO’s company-owned Secure Services facilities. The D. Ray James Facility has begun intake of ICE detainees, and we expect it to gradually ramp up during the third and fourth quarters of 2025.

On June 10, 2025, we provided an update on a recent court settlement, which allowed for the immediate full intake at our company-owned, 1,940-bed Adelanto ICE Processing Center (the “Adelanto Center”) in California. Intake at the Adelanto Center had been prohibited by a court order issued more than four years ago based on then-prevailing COVID-19 conditions. With the lifting of these court restrictions, the Adelanto Center has been ramping up over the last two months. At full occupancy, the Adelanto Center would be expected to generate up to approximately $31 million in additional incremental annualized revenues, with margins consistent with GEO’s company-owned Secure Services facilities.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

On June 30, 2025, we completed the previously announced depopulation of our company-owned, 1,200-bed Lea County Facility (the “Lea County Facility”) in Hobbs, New Mexico. The Lea County Facility was previously under contract with the New Mexico Corrections Department.

On July 17, 2025, ICE posted a Justification and Approval that notified the public of its intention to extend the Intensive Supervision Appearance Program (“ISAP”) contract for a period of 12 months to allow ICE to prepare for a new competitive procurement. On July 31, 2025, ICE and our wholly owned subsidiary, BI Incorporated, agreed to extend the ISAP contract through August 31, 2025, which we believe provides ICE additional time to extend the ISAP contract’s period of performance for six or twelve months, with possible further extensions.

On July 25, 2025, we completed the sale of our company-owned, 2,388-bed Lawton Correctional Facility (the “Lawton Facility”) in Lawton, Oklahoma to the State of Oklahoma for $312 million and simultaneously transitioned the Lawton Facility operations to the Oklahoma Department of Corrections.

On July 31, 2025, we used a portion of the net proceeds from the sale of the Lawton Facility to complete the previously announced purchase of the 770-bed Western Region Detention Facility in San Diego, California (the “San Diego Facility”) for approximately $60 million from SDCC Middle Block, LLC, an affiliate of Holland Partners Group. We previously leased the San Diego Facility for approximately $5.1 million annually. We have a long-standing contract with the U.S. Marshals Service for the exclusive use of the San Diego Facility, which generates approximately $57 million in annualized revenues.

Balance Sheet

At the end of the second quarter of 2025, our net debt totaled approximately $1.7 billion, and our net leverage was approximately 3.8 times Adjusted EBITDA. Subsequently, we completed an amendment to our Credit Agreement, increasing our Revolving Credit Facility (the “Revolver”) commitments from $310 million to $450 million; extending the Revolver’s maturity to July 14, 2030; and lowering the Revolver’s interest rate by 0.50% from the applicate rate prior to the amendment.

Prior to the execution of the Credit Agreement amendment, we had repaid $132 million of outstanding borrowings under our Term Loan B, and following the closing of the $312 million sale of the Lawton Facility, we used $222 million in net proceeds to pay off additional senior secured debt, including the remaining balance of our Term Loan B. As of today, our net debt totals approximately $1.47 billion and our net leverage is approximately 3.3 times Adjusted EBITDA.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Financial Guidance

Today, we updated our financial guidance for the full year 2025 and issued financial guidance for the third and fourth quarters of 2025. Consistent with our long-standing practice, our financial guidance does not include the impact of any new contract awards that have not been previously announced.

For the full year 2025, we expect Net Income Attributable to GEO to be in a range of $1.99 to $2.09 per diluted share, including a $228 million gain on the sale of the Lawton Facility, and Adjusted Net Income to be in a range $0.84 to $0.94 per diluted share, on revenues of approximately $2.56 billion and based on an effective tax rate of approximately 26 percent, inclusive of known discrete items. We expect full year 2025 Adjusted EBITDA to be between $465 million and $490 million.

We expect total Capital Expenditures for full year 2025 to be between $200 million and $210 million, which includes approximately $60 million for the purchase of the San Diego Facility.

For the third quarter 2025, we expect Adjusted Net Income to be in a range of $0.20 to $0.23 per diluted share, on quarterly revenues of $650 million to $660 million. We expect third quarter 2025 Adjusted EBITDA to be between $115 million and $125 million.

For the fourth quarter 2025, we expect Adjusted Net Income to be in a range of $0.28 to $0.35 per diluted share, on quarterly revenues of $658 million to $673 million. We expect fourth quarter 2025 Adjusted EBITDA to be between $132 million and $147 million.

Conference Call Information

We have scheduled a conference call and webcast for today at 11:00 AM (Eastern Time) to discuss our second quarter 2025 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available through August 13, 2025, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 2104307.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 97 facilities totaling approximately 74,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 19,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, and Net Income to EBITDA and Adjusted EBITDA, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein.

Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, and Adjusted EBITDA.

The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

While we have provided a high level reconciliation for the guidance ranges for full year 2025, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures.

The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Debt is defined as gross principal debt less cash from restricted subsidiaries. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for loss on asset divestiture/impairment, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, litigation costs and settlements, pre-tax, start-up expenses, pre-tax, ATM equity program expenses, pre-tax, transaction fees, pre-tax, employee restructuring expenses, pre-tax, close-out expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time.

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance.

EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented loss on asset divestiture/impairment, pre-tax, loss on the extinguishment of debt, pre-tax, litigation costs and settlements, pre-tax, start-up expenses, pre-tax, ATM equity program expenses, pre-tax, transaction fees, pre-tax, employee restructuring expenses, pre-tax, close-out expenses, pre-tax, discreet tax benefits, and tax effect of adjustments to net income attributable to GEO.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for third quarter, fourth quarter, and the full year of 2025, the $300 million share repurchase program authorized by GEO’s Board of Directors, the anticipated timing and annualized revenues related to the reactivation of certain facilities, the intrinsic value of GEO’s assets, the Company’s efforts to position itself to pursue unprecedented growth opportunities, and its management team’s focus on enhancing long-term value for shareholders through the disciplined allocation of capital. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for third quarter, fourth quarter, and full year 2025 given the various risks to which its business is exposed; (2) GEO’s ability to implement the $300 million share repurchase program authorized by GEO’s Board of Directors on the timeline it expects or at all; (3) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (4) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses or potential acquisitions of assets or businesses on commercially advantageous terms on a timely basis, or at all; (5) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers; (6) changes in federal immigration policy; (7) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (8) any continuing impact of the COVID-19 global pandemic on GEO and GEO’s ability to mitigate the risks associated with COVID-19; (9) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities; (10) fluctuations in GEO’s operating results, including as a result of contract activations, contract terminations, contract renegotiations, changes in occupancy levels and increases in GEO’s operating costs; (11) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (12) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (13) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (14) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (15) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (16) GEO’s ability to successfully pursue growth opportunities and continue to create shareholder value; (17) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (18) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Second quarter and first six months 2025 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	June 30, 2025	December 31, 2024
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$67,861	$76,896
Restricted cash and cash equivalents	—	2,785
Accounts receivable, less allowance for doubtful accounts	389,738	376,013
Prepaid expenses and other current assets	46,451	44,485

Total current assets	$504,050	$500,179
Restricted Cash and Investments	170,374	145,366
Property and Equipment, Net	1,823,900	1,899,690
Operating Lease Right-of-Use Assets, Net	84,975	95,327
Assets Held for Sale	84,124	—
Deferred Income Tax Assets	9,522	9,522
Intangible Assets, Net (including goodwill)	877,976	882,577
Other Non-Current Assets	106,498	99,419

Total Assets	$3,661,419	$3,632,080

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$70,012	$67,464
Accrued payroll and related taxes	68,877	68,044
Accrued expenses and other current liabilities	178,587	177,768
Operating lease liabilities, current portion	22,761	25,335
Current portion of finance lease obligations, and long-term debt	220,801	1,612

Total current liabilities	$561,038	$340,223
Deferred Income Tax Liabilities	78,198	78,198
Other Non-Current Liabilities	99,974	95,410
Operating Lease Liabilities	65,414	73,638
Long-Term Debt	1,475,375	1,711,197
Total Shareholders’ Equity	1,381,420	1,333,414

Total Liabilities and Shareholders’ Equity	$3,661,419	$3,632,080

*	All figures in ‘000s

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q2 2025	Q2 2024	YTD 2025	YTD 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$636,169	$607,185	$1,241,513	$1,212,857
Operating expenses	475,218	443,529	929,693	885,204
Depreciation and amortization	32,732	31,313	64,868	62,678
General and administrative expenses	56,246	52,198	113,995	105,268

Operating income	71,973	80,145	132,957	159,707
Interest income	2,466	1,992	4,463	4,466
Interest expense	(41,907)	(50,644)	(84,348)	(101,939)
(Loss) on extinguishment of debt	(595)	(82,339)	(595)	(82,378)
Other Income	5,514	—	5,514	0
(Loss) on asset divestitures/impairment	—	(2,907)	—	(2,907)

Income/(loss) before income taxes and equity in earnings of affiliates	37,451	(53,753)	57,991	(23,051)
Provision for/(benefit from) income taxes	10,554	(20,379)	12,380	(12,308)
Equity in earnings of affiliates, net of income tax provision	2,177	811	3,005	839

Net income/(loss)	29,074	(32,563)	48,616	(9,904)
Less: Net loss attributable to noncontrolling interests	34	50	50	59

Net income/(loss) attributable to The GEO Group, Inc.	$29,108	$(32,513)	$48,666	$(9,845)

Weighted Average Common Shares Outstanding:
Basic	138,539	130,518	137,844	125,631
Diluted	140,470	130,518	140,710	125,631
Net income per Common Share Attributable to The GEO Group, Inc.:
Basic:
Net income per share — basic	$0.21	$(0.25)	$0.35	$(0.08)

Diluted:
Net income per share — diluted	$0.21	$(0.25)	$0.35	$(0.08)

*	All figures in ‘000s, except per share data

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q2 2025	Q2 2024	YTD 2025	YTD 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income/(Loss)	$29,074	$(32,563)	$48,616	$(9,904)
Add:
Income tax provision/(benefit) **	10,723	(20,193)	12,779	(11,994)
Interest expense, net of interest income ***	40,036	130,991	80,480	179,851
Depreciation and amortization	32,732	31,313	64,868	62,678

EBITDA	$112,565	$109,548	$206,743	$220,631

Add (Subtract):
Loss on asset divestitures/impairment, pre-tax	—	2,907	—	2,907
Net loss attributable to noncontrolling interests	34	50	50	59
Stock based compensation expenses, pre-tax	5,506	3,132	11,994	8,788
Litigation costs and settlements, pre-tax	532	—	532	—
Start-up expenses, pre-tax	—	15	—	507
ATM equity program expenses, pre tax	—	—	—	264
Transaction fees,pre-tax	—	3,097	55	3,097
Employee restructuring expenses, pre-tax	332	—	332	—
Close-out expenses, pre-tax	676	1,386	676	1,874
Other non-cash revenue & expenses, pre-tax	(1,048)	(885)	(2,019)	(1,234)

Adjusted EBITDA	$118,597	$119,250	$218,363	$236,893

Net Income/(loss) attributable to GEO	$29,108	$(32,513)	$48,666	$(9,845)
Add (Subtract):
Loss on asset divestitures/impairment, pre-tax	—	2,907	—	2,907
Loss on extinguishment of debt, pre-tax	595	82,339	595	82,378
Litigation costs and settlements, pre-tax	532	—	532	—
Start-up expenses, pre-tax	—	15	—	507
ATM equity program expenses, pre tax	—	—	—	264
Transaction fees, pre-tax	—	3,097	55	3,097
Employee restructuring expenses, pre-tax	332	—	332	—
Close-out expenses, pre-tax	676	1,386	676	1,874
Discrete tax benefit (1)	—	(4,519)	—	(4,519)
Tax effect of adjustment to net income attributable to GEO (2)	(537)	(22,568)	(551)	(22,891)

Adjusted Net Income	$30,706	$30,144	$50,305	$53,772

Weighted average common shares outstanding - Diluted	140,470	130,518	140,710	125,631

Adjusted Net Income per Diluted share	0.22	0.23	0.36	0.43

*	All figures in ‘000s.
**	Includes income tax provision on equity in earnings of affiliates.
***	Includes loss on extinguishment of debt.
(1)	Discrete tax benefit primarily relates to interest deduction related to shares of common stock issued to note holders as a result of our private convertible note exchange transactions.
(2)

Tax adjustment related to loss on asset divestitures/impairment, loss on extinguishment of debt, litigation costs and settlements, start-up expenses, ATM equity program expenses, close-out expenses, employee restructuring expenses and transaction fees.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2025 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2025
Net Income Attributable to GEO	$280,000	to	$295,000
(Gain)/Loss on Asset Sale, pre-tax	(228,000)		(228,000)
Net Interest Expense	150,000		151,500
Loss on Extinguishment of Debt, pre-tax	8,500		8,500
Tax effect of Adjustments	55,000		55,000
Income Taxes
(including income tax provision on equity in earnings of affiliates)	43,000		50,500
Depreciation and Amortization	134,500		135,500
Non-Cash Stock Based Compensation	23,500		23,500
Other Non-Cash	(1,500)		(1,500)

Adjusted EBITDA	$465,000	to	$490,000

Net Income Attributable to GEO Per Diluted Share	$1.99	to	$2.09
Adjusted Net Income Per Diluted Share	$0.84		$0.94
Weighted Average Common Shares Outstanding-Diluted	141,000	to	141,000
CAPEX
Growth(1)	112,500	to	115,000
Technology	35,000		40,000
Facility Maintenance	52,500		55,000

Capital Expenditures	200,000	to	210,000

Total Debt, Net	$1,400,000		$1,350,000
Total Leverage, Net	2.9		2.8

Note: The above outlook does not include the impact of any potential repurchases that may occur under the recently approved share repurchase program

(1)	Includes $60 million purchase of Western Region Detention Facility

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations